Exhibit 23.2

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

November 16, 2020

ConocoPhillips

925 N. Eldridge Parkway
Houston, Texas 77079

Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer and MacNaughton, to references to

DeGolyer and
MacNaughton as an independent petroleum engineering

consulting firm in ConocoPhillips’

Current Report on
Form 8-K Exhibit 99.1, with respect to the sections

under “Item 8. Financial Statements and Supplementary
Data” and subheading “Reserves Governance” and

under “Item 15. Exhibits, Financial

Statement Schedules”
and to the inclusion of our process review letter

report dated February 18, 2020 (our Report),

as exhibit 99.2

to ConocoPhillips’ Current Report on Form 8-K. We also consent to the incorporation by reference of our
Report in the Registration Statements filed

by ConocoPhillips on Form S-3 (File No. 333-240978),

Form S-4
(File No. 333-130967), and Form S-8 (File Nos. 333-98681,

333-116216, 333-133101, 333-159318, 333-
171047, 333-174479, 333-196349, and 333-130967).

Very

truly yours,
/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716